THE INDEBTEDNESS COVERED BY THIS AMENDMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE REVOLVING INTERCREDITOR AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 7, 2003 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "REVOLVING INTERCREDITOR AGREEMENT"), AMONG FOH HOLDINGS, INC., FREDERICK'S OF HOLLYWOOD, INC., AND THE SUBSIDIARIES OF FREDERICK'S OF HOLLYWOOD, INC. LISTED THEREIN, WELLS FARGO RETAIL FINANCE, LLC, AS AGENT, MELLON HBV SPV LLC, AS AGENT, AND THE SUBORDINATED CREDITORS LISTED THEREIN.

THE INDEBTEDNESS COVERED BY THIS AMENDMENT IS SUBJECT TO THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 7, 2003 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), AMONG THE TRANCHE A/B LENDERS (AS DEFINED THEREIN), THE TRANCHE C LENDERS (AS DEFINED THEREIN) AND MELLON HBV SPV LLC, AS AGENT AND COLLATERAL AGENT.  BY ITS ACCEPTANCE OF THIS AMENDMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE PARTIES (AS DEFINED THEREIN) ARE BOUND.

AMENDMENT NO. 2 (the "Amendment"), effective as of November 23, 2005, to the Amended and Restated Tranche A/B and Tranche C Term Loan Agreement, dated as of June 30, 2005 (the "Term Loan Agreement"), among Frederick's of Hollywood, Inc., a California corporation (the "Borrower"), FOH Holdings, Inc., a Delaware corporation ("Holdings"), the Subsidiaries of the Credit Parties listed in Annex I (each a "Frederick's Subsidiary" and collectively, the "Frederick's Subsidiaries"), the lending institutions listed in Annex II as Tranche A/B lenders (each a "Tranche A/B Lender" and collectively, the "Tranche A/B Lenders"), the lending institutions listed on Annex III as Tranche C lenders (each a "Tranche C Lender" and collectively, the "Tranche C Lenders"; the Tranche A/B Lenders and Tranche C Lenders each being a "Lender" and collectively, the "Lenders") and Mellon HBV SPV LLC, as agent for the Lenders (in such capacity, the "Agent") and as collateral agent for the Lenders (in "Collateral Agent").

The parties to the Term Loan Agreement wish to make certain amendments to the Term Loan Agreement, waive certain Events of Default that would otherwise arise under Section 9.3 of the Term Loan Agreement and to consent to certain extensions of time as set forth herein.

Accordingly, each of the Credit Parties, the Agent and the Lenders agree as follows:

1.           Definitions.  Section 1.1 of the Term Loan Agreement is hereby amended to add the following definitions:

"OCF" means operating cash flow which is defined as Consolidated EBITDA minus (i) Consolidated Capital Expenditures and (ii) Taxes actually paid.

2.           Amendments.

(a)           Section 8.21.  Section 8.21 of the Term Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

"8.21.     Operating Cash Flow.  Holdings will not permit the OCA of Holdings and its Consolidated Subsidiaries for each calendar month, on a cumulative basis, ending on the last day of each month to be less than amounts to be established by the Agent in its Permitted Discretion on or before December 2, 2005 based upon a business plan submitted by the Credit Parties and accepted by the Agent pursuant to Section 7.1(b)(iii) on or before November 30, 2005.   The agent shall establish the financial covenant through the end of fiscal year 2006 and thereafter shall reset the financial covenant based upon the Borrower's business plan to be furnished the Agent pursuant to Section 7.1(b)(iii).   Notwithstanding the foregoing, prior to the payment in full of the Senior Indebtedness (as such term is defined in the revolving Credit Agreement, as amended or otherwise modified from time to time), the financial covenant  shall be revised to contain the same required OCF of Holdings and its Consolidated Subsidiaries contained in the business plan accepted by the Revolving Credit Agent pursuant to Section 7.01(b)(iii) of the Revolving Credit Agreement, as amended or otherwise modified from time to time.  Section 8.21 shall incorporate by reference as though expressly adopted by amendment to the Term Loan Agreement any further modifications to the testing procedure set forth in Section 7.02(u) to the Revolving Credit Agreement, as amended or otherwise modified from time to time."

(b)           Section 8.22 of the Term Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

"8.22      Class Action Suit.  The Credit Parties shall not make any payment in connection with any settlement, compromise, judgment, or other resolution on account of the claims which are the subject matter of the Class Action Suit unless each of the following conditions have been satisfied:  (i) there does not exist an Event of Default immediately prior to, or after giving effect to, such payment, (ii) the Agent has accepted the business plan to be submitted by the Borrower on or before January 15, 2006 pursuant to Section 7.1(b)(iii) of the Term Loan Agreement and (iii) the aggregate of such payments do not exceed $955,000 at any time."

(c)           Audited Financial Statements.   The time in which the Credit Parties have to deliver its audited financial statements to the Agent pursuant to Section 7.1(b)(ii) for fiscal year ending 2005 shall be extended to December 16, 2005.

(d)           Financial Reports/Statements.     Section 7.1(b)(iii) of the Term Loan Agreement is hereby amended to add at the end thereof the following:

", provided, that, notwithstanding the foregoing, on or before November 30, 2005 and on or before January 15, 2006, the Credit Parties shall furnish the Agent with the Credit Parties' business plan, in each case, for the remainder of fiscal year ending 2006, in form and substance (including as to scope and underlying assumptions) satisfactory to the agent, in its Permitted Discretion."

3.           Waiver of Defaults.    Pursuant to the request of the Credit Parties and in accordance with Section 11.11 of the Term Loan Agreement, the Agent and the Required Lenders hereby consent to, and waive any Event of Default that exists as of the date hereof.  The waivers in this Section 3 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Term Loan Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect. Without limiting the generality of the foregoing, it is understood and agreed that nothing in this Amendment shall be deemed a waiver of any other Event of Default or Default hereafter arising.

4.           Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Amendment Effective Date"):

(a)           Payment of Fees, Etc.  The Credit Parties shall have paid all fees, costs, expenses and taxes payable to the Agent and the Lenders on the Amendment Effective Date by the Credit Parties pursuant to Section 11.2 of the Term Loan Agreement and the Revolving Credit Agent shall have consented to the payment of such fees, costs, expenses and taxes payable to the Agent and the Lenders.

(b)           Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in Article VI of the Term Loan Agreement and in each other Credit Document, certificate or other writing delivered to the Agent or a Lender pursuant hereto or pursuant to the Term Loan Agreement shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date, and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c)           Delivery of Documents.  The Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i)           a copy of this Amendment, duly executed by each Credit Party;

(ii)          a fully executed copies of the Ninth, Tenth and Eleventh Amendment to Financing Agreement in the form attached hereto as Exhibit A, amending the Revolving Credit Agreement.

5.           Continued Effectiveness of Term Loan Agreement.  Each of the Credit Parties hereby (i) confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date (A) all references in the Term Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Term Loan Agreement shall mean the Term Loan Agreement as amended by this Amendment, and (B) all references in any other Credit Document to "the Term Loan Agreement", "thereto", "thereof', "thereunder" or words of like import referring to the Term Loan Agreement shall mean the Term Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Credit Document purports to assign or pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations of the Credit Parties from time to time existing in respect of the Term Loan Agreement and the Credit Documents, each such pledge, assignment and grant of the security interest or lien is hereby ratified and confirmed in all respects.. Except as expressly set forth herein, the amendments, waivers and consents set forth herein shall not by implication or otherwise limit, impair, constitute an amendment, waiver or consent of, or otherwise affect the rights or remedies of the Lenders or the Agent under the Term Loan Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Credit Document in similar or different circumstances. The amendment, waiver and consent herein shall apply and be effective only with respect to the matters expressly covered thereby. This Amendment, including the waivers and consents set forth herein, shall constitute a Credit Document for all purposes of the Term Loan Agreement and the other Credit Documents.

6.           Miscellaneous

(a)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b)           Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(d)           The Credit Parties jointly and severally agree to pay on demand all fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents, including, without limitation, the reasonable fees, disbursements and other charges of Covington & Burling, counsel to the Agent.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

FREDERICK'S OF HOLLYWOOD, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FOH HOLDINGS, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FREDERICK'S OF HOLLYWOOD STORES, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

HOLLYWOOD MAIL ORDER, LLC

By:		FOH Holdings, Inc. its Manager

	By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FREDERICKS.COM, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

MELLON HBV SPV LLC,
as Agent and Collateral Agent and as a Lender

By:	MELLON HBV ALTERNATIVE
STRATEGIES LLC, in its capacity as Managing Member of Mellon HBV SPV LLC

	By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

MELLON HBV MASTER REDISCOVERED OPPORTUNITIES FUND L.P.

By:	MELLON HBV COMPANY LTD.,
Its General Partner

	By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Director